SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  F O R M  8 - K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 28, 2000
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                                NORTH BAY BANCORP

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             (Exact name of registrant as specified in its charter)

              California                 333-93365               68-0434802
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    (State or other jurisdiction of     (Commission            (IRS Employer
            incorporation)              File Number)        Identification No.)

   1500 Soscol Avenue, Napa, California                       94559-3045
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  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code   (707) 257-8585
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.      Other Events.


             (a) Completion of Stock Offering. On July 6, 2000, North Bay Bancorp issued a press release announcing the successful completion of its $5 million stock offering. Pursuant to the offering, North Bay sold 227,273 shares of its common stock at a price of $22.00 per share. The offering was registered under the Securities Act of 1933 on Registration Statement 333- 93365 which was declared effective on February 9, 2000 and was revised by Registration Statement No. 333-35848 which became effective on filing on April 28, 2000. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

             (b) Appointment of New Directors. On June 28, 2000, the Board of Directors of North Bay Bancorp expanded the number of authorized directors from 8 to 10 and appointed Thomas N. Gavin and Fred J. Hearn to fill the new vacancies. Both Mr. Gavin and Mr. Hearn are directors of Solano Bank (In Organization), a new California State chartered bank being formed by North Bay Bancorp.

Item 7.  Financial Statements and Exhibits.

         (b)      Exhibits

                  99.1 Press release announcing completion of public offering of common stock.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2000                    NORTH BAY BANCORP



                                      /S/ Terry L. Robinson
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                                      By: Terry L. Robinson, President and Chief
                                          Executive Officer (Principal Executive
                                          Officer)